Exhibit 99.2

Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2006

As a convenience to the reader, we are providing the following Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the year ended December 31, 2006, adjusted to give effect to AT&T Inc.’s (AT&T) acquisition of BellSouth Corporation (BellSouth) as if it had occurred on January 1, 2005. The Unaudited Pro Forma Condensed Combined Statement of Income does not give effect to the consolidation of YellowPages.com. The pro forma amounts have been developed from (a) the unaudited books and records of AT&T for the year ended December 31, 2006, (b) the unaudited books and records of BellSouth for the year ended December 31, 2006, but only through the acquisition date of December 29, 2006, and (c) the unaudited books and records of AT&T Mobility (formerly Cingular Wireless) for the year ended December 31, 2006. This information should be read in conjunction with the AT&T Form 8-K/A filed with the Securities and Exchange Commission on January 25, 2007.

In accordance with the purchase accounting rules under U.S generally accepted accounting principles, the deferred revenues and expenses for all directories in BellSouth’s Advertising and Publishing segment that were delivered prior to the close of the acquisition are to be eliminated. Because the assumed acquisition date is January 1, 2005, the following Unaudited Pro Forma Condensed Combined Consolidated Statement of Income does not give effect to this rule. As disclosed elsewhere in this Form 8-K, we expect that the effect of this rule will be a reduction to our full-year 2007 reported earnings per share of approximately $0.07 (as compared to if we had amortized these deferred revenues and expenses), but will not affect cash from operations.

We have made the following adjustments to the historical financial statements.

Adjustments

(a)	Elimination of intercompany revenues and expenses recorded between AT&T and/or BellSouth and AT&T Mobility
(b)	Elimination of intercompany revenue and expenses recorded between AT&T and BellSouth
(c)	Elimination of BellSouth deferred revenues and expenses related to deferred activation activities
(d)	Elimination of BellSouth’s portion of pension and postretirement expenses recorded by AT&T Mobility
(e)	Elimination of BellSouth’s pension and postretirement expenses
(f)	Elimination of BellSouth’s historical intangible amortization expenses recorded by AT&T Mobility
(g)	Recognition of BellSouth’s portion of amortization of intangible assets identified and recorded by AT&T Mobility
(h)	Recognition of BellSouth’s amortization of intangible assets identified
(i)	Reduction in BellSouth’s portion of depreciation expenses recorded by AT&T Mobility associated with fair-value adjustments in PP&E
(j)	Reduction in BellSouth’s depreciation expenses associated with fair-value adjustments in PP&E
(k)	Elimination of intercompany interest income and expense recorded between AT&T and/or BellSouth and AT&T Mobility
(l)	Reduction in BellSouth’s portion of interest expenses recorded by AT&T Mobility associated with fair-value adjustments of debt
(m)	Reduction in BellSouth’s interest expenses associated with fair-value adjustments of debt
(n)	The aggregate pre-tax adjustments to “Income Before Income Taxes” are taxed at the AT&T, BellSouth and AT&T Mobility combined tax rate of 35.4%.
(o)	Adjusted to reflect AT&T Mobility as a wholly-owned subsidiary of AT&T rather than as a joint venture

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006 Dollars in millions

	Historic		Adjustments
	AT&T	BellSouth*	Consolidation of AT&T Mobility		Other		Combined
Total Operating Revenues	$63,055	$20,726	$37,291		$(2,402)	(a)	$117,259
					(778)	(b)
					(633)	(c)
Operating Expenses
Cost of sales and selling general and administrative (exclusive of depreciation and amortization shown separately below)	42,860	11,717	26,343		(2,402)	(a)	76,810
					(1)	(d)
					(778)	(b)
					(296)	(e)
					(633)	(c)

Depreciation and amortization	9,907	3,555	6,401		(526)	(f)	21,513
					1,452	(g)
					1,984	(h)
					(735)	(i)
					(525)	(j)
Total Operating Expenses	52,767	15,272	32,744		(2,460)		98,323
Operating Income	10,288	5,454	4,547		(1,353)		18,936
Interest expense	1,843	1,135	1,179	(o)	(485)	(k)	3,667
					12	(l)
					(17)	(m)

Other income (expense) – net	2,436	1,279	(139)	(o)	(485)	(k)	578
			(2,513)	(o)
Income Before Income Taxes	10,881	5,598	716		(1,348)		15,847
Provision for income taxes	3,525	1,778	716	(o)	(478)	(n)	5,541
Net Income	$7,356	$3,820	$-		$(870)		$10,306

* Includes results prior to the December 29, 2006 acquisition date